Exhibit 99.1

Omega Protein Announces Fourth Quarter and Full Year 2015 Financial Results

HOUSTON, TX – March 9, 2016 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today reported financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter and Full Year 2015 Highlights

●	Revenues: $82.3 million for the quarter and $359.3 million for the year
●	Gross profit margin: 28.0% for the quarter and 27.5% for the year
●	Net income: $2.9 million, or $6.5 million on an adjusted basis, for the quarter and $24.0 million, or $33.4 million on an adjusted basis, for the year
●	Earnings per diluted share: $0.13, or $0.29 on an adjusted basis, for the quarter and $1.07, or $1.50 on an adjusted basis, for the year
●	Adjusted EBITDA: $18.9 million for the quarter and $79.6 million for the year

“2015 was a transformational year for Omega Protein as our financial results, including a record Adjusted EBITDA, reflect contributions from a robust fish harvest, continued strong demand for our products, efficient operational performance and the Bioriginal acquisition,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “We continue to take strategic actions to build on these accomplishments and better position our business for future growth. These efforts include our plan to invest an additional $18 million of growth capital to further improve the efficiency of our animal nutrition business, and our decision to refocus our human fish oil business by exiting concentrated oils manufacturing. We remain confident about our opportunities to generate improved volumes and profitability, and in turn increase shareholder value in 2016.”

Fourth Quarter 2015 Results

The Company's revenues decreased 20% from $102.5 million in the same period last year to $82.3 million. This decrease was due to decreases in animal nutrition and human nutrition revenues of $14.9 million and $5.3 million, respectively. The decrease in animal nutrition revenues was primarily due to decreased sales volumes of 74% and 2% for the Company’s fish oil and fish meal, respectively, and decreased fish meal sales prices of 3%, partially offset by 36% higher fish oil sales prices. The increase in fish oil sales prices was primarily due to a change in the product mix of higher priced refined and lower priced crude oils, as well as higher prices on each. The decrease in human nutrition revenues was largely due to decreased sales of specialty oils. The composition of revenues by nutritional product line for the fourth quarter of 2015 was 54% fish meal, 35% dietary supplements, 9% fish oil, and 2% fish solubles and other.

Fourth quarter of 2015 revenues decreased 27% from $112.2 million in the third quarter of 2015 to $82.3 million. This decrease was due to a $19.9 million decrease in animal nutrition revenues and a $10.0 million decrease in human nutrition revenues. The decrease in animal nutrition revenues was primarily due to lower fish oil and fish meal volumes of 76% and 6%, respectively, and lower fish meal sales prices of 3%, partially offset by 40% higher fish oil sales prices. The decrease in human nutrition revenues was largely due to decreased sales of specialty oils.

The Company reported gross profit of $23.1 million, or 28.0% as a percentage of revenues, for the fourth quarter of 2015, versus $22.5 million, or 22.0% as a percentage of revenues, in the fourth quarter of 2014. The increase in gross profit as a percentage of revenues was due to an improvement in the animal nutrition segment, partially offset by lower human nutrition results. Animal nutrition gross profit as a percentage of revenues increased from 28.7% to 39.4%, due primarily to higher fish catch and production in 2015, which led to a decrease in the cost per unit of sales. Human nutrition gross profit as a percentage of revenues decreased from 8.6% to 7.2% due primarily to decreased gross profit as a percentage of revenues for menhaden omega-3 concentrates and tolling.

Compared to the third quarter of 2015, fourth quarter gross profit decreased from $35.2 million, or 31.4% as a percentage of revenues, to $23.1 million, or 28.0% as a percentage of revenues, due to a reduction in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues increased slightly from 39.3% to 39.4%. Human nutrition gross profit as a percentage of revenues decreased from 16.6% to 7.2% due largely to decreased gross profit as a percentage of revenues for specialty oils, including menhaden omega-3 concentrates and tolling, and protein products.

Selling, general and administrative expense, including research and development expense (“SG&A”), for the fourth quarter increased $1.5 million to $10.8 million compared to the fourth quarter of 2014, primarily due to increases in labor and professional services expenses. SG&A decreased $1.6 million from $12.4 million in the third quarter of 2015, due to decreases in expenses related to labor and the human nutrition segment.

The Company recorded impairment and plant closure expenses of $5.3 million and $6.3 million in the fourth quarters of 2015 and 2014, respectively. The fourth quarter of 2015 expense is primarily due to the Company’s decision to focus its omega-3 oils manufacturing operations on non-concentrated oils and dispose of its oil concentration facility.

Gain on foreign currency related to Bioriginal Food & Science (“Bioriginal”) was $0.1 million for the fourth quarter of 2015 compared to loss on foreign currency of $0.8 million in the third quarter of 2015.

The fourth quarter of 2015 effective tax rate was 52.0% compared to 46.5% in the fourth quarter of 2014 and 33.6% in the third quarter of 2015. The increase from the third to fourth quarters of 2015 is due largely to the impact of a 2.7% increase in the year-to-date effective tax rate on earnings, as the tax expense impact of the higher rate on earnings from the first nine months of 2015 was recognized in the fourth quarter.

Net income for the fourth quarter of 2015 was $2.9 million ($0.13 per diluted share) compared to $3.2 million ($0.14 per diluted share) in the same period last year and $10.6 million ($0.47 per diluted share) in the third quarter of 2015. Excluding adjustments for certain items, adjusted net income for the fourth quarter of 2015 would have been $6.5 million ($0.29 per diluted share), compared to $7.8 million ($0.35 per diluted share) in the same period last year and $14.8 million ($0.66 per diluted share) for the third quarter of 2015.

Adjusted EBITDA totaled $18.9 million for the fourth quarter of 2015, compared to $19.7 million for the same period last year and $28.7 million for the third quarter of 2015.

Full Year 2015 Results

Revenues for the year ended December 31, 2015 increased 16% to $359.3 million compared to revenues of $308.6 million for the year ended December 31, 2014. The increase in revenues was due to a $74.3 million increase in human nutrition revenues partially offset by a $23.7 million decrease in animal nutrition revenues. The increase in human nutrition revenues was primarily due to the acquisition of Bioriginal in September 2014. The decrease in animal nutrition revenues was primarily due to decreased sales volumes of 45% for the Company’s fish oil, partially offset by increased sales prices of 24% and 3% for the Company’s fish oil and fish meal, respectively.

The Company recorded gross profit of $98.9 million, or 27.5% as a percentage of revenues, for the year ended December 31 2015, versus gross profit of $77.6 million, or 25.1% as a percentage of revenues, for the prior year. The increase in gross profit as a percentage of revenues was due to improved results from both the animal and human nutrition segments, partially offset by a decrease in the proportion of revenues attributable to the animal nutrition segment. Animal segment gross profit as a percentage of revenues increased from 29.8% to 36.8%, and human nutrition gross profit as a percentage of revenues increased from 7.7% to 12.8%.

SG&A for the year ended December 31, 2015 increased $10.3 million to $44.1 million compared to the prior year, largely as a result of the Bioriginal acquisition.

The effective tax rate was 37.9% for the year ended December 31, 2015 compared to 38.9% in the prior year.

Net income for the year ended December 31, 2015 was $24.0 million ($1.07 per diluted share) compared to $18.5 million ($0.85 per diluted share) for the prior year.  Excluding adjustments for certain items, adjusted net income for the year ended December 31, 2015 would have been $33.4 million ($1.50 per diluted share) compared to $29.9 million ($1.37 per diluted share) for the prior year.

Adjusted EBITDA totaled $79.6 million for the year ended December 31, 2015, an increase from $70.1 million for last year.

Balance Sheet

Total debt decreased $11.1 million from $35.2 million on December 31, 2014 to $24.1 million on December 31, 2015. Stockholders' equity increased $29.3 million to $295.2 million as of December 31, 2015 compared to $265.9 million as of December 31, 2014.

Conference Call Information

Omega Protein will host a conference call on its fourth quarter and full year 2015 financial results at 8:30 a.m., Eastern Time, on Thursday, March 10, 2016. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 domestically or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaprotein.com.

A webcast replay of the conference call and the prepared remarks will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic playback will be available from 11:30 a.m. ET, March 10, 2016, through March 24, 2016. Participants can dial (877) 870-5176 in North America, and international listeners may dial (858) 384-5517. The password is 13630606.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its acquisitions in the human nutrition segment; (7) the Company’s expectations regarding Bioriginal, its future prospects and the dietary supplement market or the human health and wellness segment generally, proving to be incorrect; (8) increase in the price and shortage of key raw materials that could adversely affect Bioriginal’s businesses; and (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) business disruptions, costs and future events related to any proxy contests initiated by any activist stockholders; (11) the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic alternatives that may be pursued, on the Company’s business, including its financial and operating results, or its employees, suppliers and customers; (12) the impact of the Company’s decision to exit the concentrated oils manufacturing business and dispose of its oil concentration facility on the Company’s business, financial condition or results of operation, including the amount of any losses that may be incurred in connection therewith and (13) the ability of the Company to identify, evaluate and complete any strategic alternative. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	December 31, 2015	December 31, 2014
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$661	$1,430
Receivables, net	40,489	36,621
Inventories	119,994	97,513
Deferred tax asset, net	3,422	1,871
Prepaid expenses and other current assets	4,496	4,936
Total current assets	169,062	142,371
Property, plant and equipment, net	176,089	169,932
Goodwill	38,127	42,501
Other intangible assets, net	20,107	23,002
Other assets, net	3,818	2,309
Total assets	$407,203	$380,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,214	$14,741
Accounts payable	15,876	21,443
Accrued liabilities	33,254	23,216
Total current liabilities	50,344	59,400
Long-term debt, net of current maturities	22,882	20,486
Deferred tax liability, net	27,844	25,949
Pension liabilities, net	6,048	5,375
Other long-term liabilities	4,915	3,023
Total liabilities	112,033	114,233

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,371,179 and 21,587,751 shares issued and 22,221,027 and 21,527,319 shares outstanding at December 31, 2015 and 2014, respectively	220	210
Capital in excess of par value	151,250	141,855
Retained earnings	159,243	135,268
Treasury stock, at cost – 150,152 and 60,432 shares at December 31, 2015 and 2014, respectively	(2,505)	(595)
Accumulated other comprehensive loss	(13,038)	(10,856)
Total stockholders’ equity	295,170	265,882
Total liabilities and stockholders’ equity	$407,203	$380,115

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Years Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$82,296	$102,458	$359,311	$308,635
Cost of sales	59,212	79,936	260,408	231,018
Gross profit	23,084	22,522	98,903	77,617

Selling, general, and administrative expense	9,787	8,681	40,859	31,516
Research and development expense	988	641	3,283	2,277
Impairment of goodwill and intangible assets	535	4,718	4,495	4,718
Loss related to plant closure	4,733	1,576	6,650	7,058
Loss on disposal of assets	544	217	1,827	462
Operating income	6,497	6,689	41,789	31,586
Interest expense	(306)	(601)	(1,498)	(1,331)
Gain (loss) on foreign currency	53	(10)	(1,217)	262
Other expense, net	(138)	(97)	(479)	(310)
Income before income taxes	6,106	5,981	38,595	30,207
Provision for income taxes	3,178	2,783	14,620	11,746
Net income	2,928	3,198	23,975	18,461

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax benefit of $286, $251, $956 and $493, respectively	(531)	(466)	(1,776)	(915)
Energy swap adjustment, net of tax (expense) benefit of $207, $1,023, ($67) and $1,247, respectively	(384)	(1,900)	125	(2,316)
Pension benefits adjustment, net of tax benefit of $601, $1,003, $286 and $763, respectively	(1,116)	(1,863)	(531)	(1,417)
Comprehensive income (loss)	$897	$(1,031)	$21,793	$13,813
Basic earnings per share	$0.13	$0.15	$1.10	$0.87
Weighted average common shares outstanding	21,705	20,824	21,307	20,562
Diluted earnings per share	$0.13	$0.14	$1.07	$0.85
Weighted average common shares and potential common share equivalents outstanding	22,024	21,303	21,732	21,168

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2015	2014
	(in thousands)
Cash flows from operating activities:
Net income	$23,975	$18,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,529	22,017
Loss on disposal of assets, plant closure	4,533	2,029
Loss on disposal of assets	1,827	462
Impairment of goodwill and other intangible assets	4,495	4,718
Provisions for losses on receivables	206	48
Share based compensation	2,353	2,378
Deferred income taxes	1,399	2,195
Unrealized loss (gain) on foreign currency fluctuations, net	1,217	(262)
Changes in assets and liabilities:
Receivables	(4,457)	(696)
Inventories	(22,957)	16,531
Prepaid expenses and other current assets	58	493
Other assets	(2,041)	1,464
Accounts payable	(6,934)	4,943
Accrued liabilities	10,276	(9,498)
Pension liability, net	142	(159)
Other long-term liabilities	2,007	(202)
Net cash provided by operating activities	40,628	64,922
Cash flows from investing activities:
Capital expenditures	(34,888)	(44,123)
Proceeds from disposition of assets	235	290
Acquisition of Bioriginal Food & Science, net of cash acquired	—	(46,388)
Net cash used in investing activities	(34,653)	(90,221)
Cash flows from financing activities:
Principal payments of long-term debt	(67,611)	(35,080)
Proceeds from long-term debt	56,709	24,950
Debt issuance costs	(980)	—
Treasury stock repurchase	(1,910)	(595)
Proceeds from stock options exercised	4,983	2,245
Excess tax benefit of stock options exercised	2,069	1,150
Net cash used in financing activities	(6,740)	(7,330)
Net decrease in cash and cash equivalents	(765)	(32,629)
Translation effect on cash	(4)	—
Cash and cash equivalents at beginning of year	1,430	34,059
Cash and cash equivalents at end of year	$661	$1,430

The tables below present information about reported segments for the three months ended December 31, 2015 and 2014 (in thousands). All cash and cash equivalent balances have been included in the identifiable assets of the unallocated segment.

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$53,276	$29,020	$—	$82,296
Cost of sales	32,284	26,928	—	59,212
Gross profit	20,992	2,092	—	23,084
Selling, general and administrative expense (including research and development)	652	4,473	5,650	10,775
Impairment of goodwill and intangible assets	—	535	—	535
Loss related to plant closure	200	4,533	—	4,733
Loss on disposal of assets	540	4	—	544
Operating income (loss)	$19,600	$(7,453)	$(5,650)	$6,497
Depreciation and amortization	$4,656	$1,511	$237	$6,404
Identifiable assets	$239,936	$161,878	$5,389	$407,203
Capital expenditures	$4,661	$849	$292	$5,802

(1) Excludes revenue from internal customers of $0.7 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

2014	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$68,140	$34,318	$—	$102,458
Cost of sales	48,558	31,378	—	79,936
Gross profit	19,582	2,940	—	22,522
Selling, general and administrative expense (including research and development)	520	4,175	4,627	9,322
Impairment of goodwill and intangible assets	—	4,718	—	4,718
Loss related to plant closure	1,576	—	—	1,576
Loss on disposal of assets	211	6	—	217
Operating income (loss)	$17,275	$(5,959)	$(4,627)	$6,689
Depreciation and amortization	$4,264	$1,534	$147	$5,945
Identifiable assets	$211,283	$166,619	$2,213	$380,115
Capital expenditures	$4,588	$2,164	$1,117	$7,869

(2) Excludes revenue from internal customers of $0.3 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

The tables below present information about reported segments for 2015 and 2014 (in thousands). All cash and cash equivalent balances have been included in the identifiable assets of the unallocated segment.

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$220,145	$139,166	$—	$359,311
Cost of sales	139,023	121,385	—	260,408
Gross profit	81,122	17,781	—	98,903
Selling, general and administrative expense (including research and development)	2,512	19,759	21,871	44,142
Impairment of goodwill and intangible assets	—	4,495	—	4,495
Loss related to plant closure	2,117	4,533	—	6,650
Loss on disposal of assets	855	972	—	1,827
Operating income (loss)	$75,638	$(11,978)	$(21,871)	$41,789
Depreciation and amortization	$17,880	$6,048	$601	$24,529
Identifiable assets	$239,936	$161,878	$5,389	$407,203
Capital expenditures	$27,996	$4,400	$2,492	$34,888

(3) Excludes revenue from internal customers of $2.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

2014	Animal Nutrition	Human Nutrition(4)	Unallocated	Total
Revenue (5)	$243,797	$64,838	$—	$308,635
Cost of sales	171,146	59,872	—	231,018
Gross profit	72,651	4,966	—	77,617
Selling, general and administrative expense (including research and development)	2,249	11,148	20,396	33,793
Impairment of goodwill and intangible assets	—	4,718	—	4,718
Loss related to plant closure	7,058	—	—	7,058
Loss on disposal of assets	265	197	—	462
Operating income (loss)	$63,079	$(11,097)	$(20,396)	$31,586
Depreciation and amortization	$17,338	$4,070	$609	$22,017
Identifiable assets	$211,283	$166,619	$2,213	$380,115
Capital expenditures	$19,125	$22,949	$2,049	$44,123

(4) Includes revenues and related expenses for Bioriginal Food & Science from September 5, 2014 through December 31, 2014.

(5) Excludes revenue from internal customers of $2.1 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Adjusted EBITDA to Net Income Reconciliation

The following tables (in thousands) provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014 and the years ended December 31, 2015 and 2014:

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Income	$2,928	$10,574	$3,198
Reconciling items:
Interest expense	194	265	574
Income tax provision	3,178	5,356	2,783
Depreciation and amortization (1)	6,404	6,214	5,945
Impairment of goodwill and intangible assets (2)	535	3,960	4,718
Loss related to plant closure (1)	4,733	630	1,576
Acquisition post-closing consideration (2)	355	759	600
Acquisition costs and inventory adjustment (2)	—	—	72
Loss on disposal of assets (1)	544	949	217
Adjusted EBITDA	$18,871	$28,707	$19,683

	Years Ended
	December 31, 2015	December 31, 2014
Net Income	$23,975	$18,461
Reconciling items:
Interest expense	1,225	1,229
Income tax provision	14,620	11,746
Depreciation and amortization (1)	24,529	22,017
Impairment of goodwill and intangible assets (2)	4,495	4,718
Loss related to plant closure (1)	6,650	7,058
Acquisition post-closing consideration (2)	2,265	803
Acquisition costs and inventory adjustment (3)	—	3,630
Loss on disposal of assets (1)	1,827	462
Adjusted EBITDA	$79,586	$70,124

(1) See segment disclosures for allocation among segments.

(2) Relates to human nutrition segment.

(3) $830 relates to human nutrition segment and $2,800 relates to unallocated.

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of goodwill and intangible assets, loss related to plant closure, acquisition post-closing consideration, acquisition costs and inventory adjustment and loss on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Adjusted Net Income and Diluted Earnings Per Share to Net Income Reconciliation

The following tables (in thousands, except per share amounts) provides a reconciliation of Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2015 September 30, 2015 and December 31, 2014 and the years ended December 31, 2015 and 2014:

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Income	$2,928	$10,574	$3,198
Reconciling items:
Income tax provision prior to adjustments	3,178	5,356	2,783
Impairment of goodwill and intangible assets	535	3,960	4,718
Loss related to plant closure	4,733	630	1,576
Acquisition post-closing consideration	355	759	600
Acquisition costs and inventory adjustment	—	—	72
Loss on disposal of assets	544	949	217
Adjusted income before income taxes	12,273	22,228	13,164
Provision for income taxes after adjustments	5,817	7,474	5,372
Adjusted net income	$6,456	$14,754	$7,792
Adjusted diluted earnings per share	$0.29	$0.66	$0.35

	Years Ended
	December 31, 2015	December 31, 2014
Net Income	$23,975	$18,461
Reconciling items:
Income tax provision prior to adjustments	14,620	11,746
Impairment of goodwill and intangible assets	4,495	4,718
Loss related to plant closure	6,650	7,058
Acquisition post-closing consideration	2,265	803
Acquisition costs and inventory adjustment	—	3,630
Loss on disposal of assets	1,827	462
Adjusted income before income taxes	53,832	46,878
Provision for income taxes after adjustments	20,398	16,970
Adjusted net income	$33,434	$29,908
Adjusted diluted earnings per share	$1.50	$1.37

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without impairment of goodwill and intangible assets, loss related to plant closure, acquisition post-closing consideration, acquisition costs and inventory adjustment and loss on disposal of assets and taxes associated with these items. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s operating performance. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share have been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.

Human Nutrition Segment Financial Information Reconciliation

The following table (in thousands) provides a breakdown of the total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products and tolling, dairy protein products and other products for the three months ended December 31, 2015 and the year ended December 31, 2015.

Three Months Ended December 31, 2015	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$29,020	$674	$2,993	$25,353
Cost of sales	26,928	1,630	3,830	21,468
Gross profit (loss)	$2,092	$(956)	$(837)	$3,885

Year Ended December 31, 2015	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$139,166	$4,854	$12,931	$121,381
Cost of sales	121,385	7,900	13,876	99,609
Gross profit (loss)	$17,781	$(3,046)	$(945)	$21,772

The Company has provided a breakdown of total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products, dairy protein products and other human nutrition products because it believes such a breakdown will provide investors with additional useful detail on the performance of the Human Nutrition Segment.